UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2008

ValueRich, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52404	41-2102385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1804 N. Dixie Highway, Suite A, West Palm Beach, FL 33407
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 832-8878

N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 18, 2008, ValueRich, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Syndicated Capital, Inc. (“Syndicated”), a full-service broker-dealer and a member of the Financial Industry Regulation Authority, pursuant to which Syndicated will be providing brokerage services, trading services, clearing services, trading, back office support, administration, compliance, legal support, customer service and an online trading platform to potential clients (the “Services”).  In consideration of the Services to be provided, the Company shall pay Syndicated $27,500 for the set up and launch of the online trading platform.  In addition, the Company will pay Syndicated a negotiated percentage of all fees generated through the activities of the Company.

The Company and Syndicated have made customary representations, warranties and covenants. These include Starlight’s customary indemnification provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On August 20, 2008, pursuant to a letter agreement (the “Letter Agreement”), the Company and Starlight Investments, LLC (“StarLight”) terminated that certain Stock Purchase Agreement (the “Agreement”), dated as of May 20, 2008, by and between the Company and Starlight.

As reported in the Company’s Report on Form 8-K filed on May 30, 2008, the Agreement provided that the Company was to acquire all of the outstanding membership interests of Starlight for $200,000 in cash and 500,000 shares of common stock of the Company. The sale was to result in Starlight becoming a wholly-owned subsidiary of the Company.  Closing was subject to regulatory approvals, which included approval of FINRA and AMEX, and other customary closing conditions.

The Company had made best efforts to complete the aforementioned transaction within the timelines defined in the Agreement.  The management of StarLight believes the Company did not meet the requirements of the Agreement.  There were no material termination penalties incurred by the registrant.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) – (c)	N/A

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Agreement, by and between ValueRich, Inc. (the “Company”) and Syndicated Capital, Inc., dated as of August 18, 2008.

	10.2	Letter Agreement, dated as of August 20, 2008, by and between the Company and Starlight Investments, LLC.

	99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2008	VALUERICH, INC.

	By:	/s/ Joseph Visconti
Name: Joseph Visconti Title: Chief Executive Officer and President
.

Exhibit Index

Exhibit No.	Description

10.1	Agreement, by and between ValueRich, Inc. (the “Company”) and Syndicated Capital, Inc., dated as of August 18, 2008.

10.2	Letter Agreement, dated as of August 20, 2008, by and between the Company and Starlight Investments, LLC.

99.1	Press Release